Exhibit 99.1

Contact:     Thomas S. Elley

205-582-1200

FIRST US BANCSHARES, INC.

ANNOUNCES RELOCATION OF HEADQUARTERS TO BIRMINGHAM

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BIRMINGHAM, AL (September 29, 2017) – First US Bancshares, Inc. (Nasdaq: FUSB) (the “Company”) announced today that it is relocating its principal executive offices and the headquarters of the Company’s wholly-owned banking subsidiary, First US Bank (the “Bank”), to Birmingham, Alabama. The offices will be located at the Bank’s newly-opened office complex at 3291 U.S. Highway 280, Birmingham, Alabama 35243, at the intersection of U.S. Highway 280 and Pump House Road. The relocation has been approved by the boards of directors of the Company and the Bank, and all regulatory approvals have been received.

The Bank, with more than $600 million in total assets, has been serving communities in southwest and central Alabama since 1952 from its executive offices in Thomasville, Alabama. The Thomasville location will continue to provide retail banking services and will house the Bank’s primary operations center, as well as certain executives of the Company and the Bank. The Birmingham location will house the Company’s principal executive offices, the Bank’s Birmingham-based commercial lending team and certain other support personnel, as well as a retail banking office.

“We are excited to announce the move of our headquarters to Birmingham,” stated James F. House, President and Chief Executive Officer of the Company and the Bank. “One of the strategic initiatives approved by our board some years ago was to build the Bank’s presence in a larger metropolitan area. Birmingham has a vibrant economy with a rich history as a financial center, and we believe that it will serve as an excellent platform for the Bank’s future growth. Although we are moving our headquarters, we look forward to continuing to serve our customers in southwest Alabama. Our Company benefits from a strong employee base in the Thomasville area. Accordingly, we will continue to maintain our operations center in that area,” continued Mr. House.

The Bank opened the new Birmingham office complex, known as Pump House Plaza, in August 2017. The state-of-the-art banking center located at the office complex features interactive teller machines, drive-through banking, a technology bar and a coffee bar, as well as full-service personal bankers. Banking center hours are Monday through Thursday, 8:30 a.m. to 4:30 p.m., and Friday, 8:30 a.m. to 5:00 p.m.

About First US Bancshares, Inc.

First US Bancshares, Inc. is a bank holding company that operates banking offices in Alabama through First US Bank. In addition, the Company’s operations include Acceptance Loan Company, Inc., a consumer loan company, and FUSB Reinsurance, Inc., an underwriter of credit life and credit accident and health insurance policies sold to the Bank’s and ALC’s consumer loan customers. The Company’s stock is traded on the Nasdaq Capital Market under the symbol “FUSB.”

Forward-Looking Statements

This press release contains forward-looking statements, as defined by federal securities laws. Statements contained in this press release that are not historical facts are forward-looking statements. These statements may address issues that involve significant risks, uncertainties, estimates and assumptions made by management. The Company undertakes no obligation to update these statements following the date of this press release, except as required by law. In addition, the Company, through its senior management, may make from time to time forward-looking public statements concerning the matters described herein. Such forward-looking statements are necessarily estimates reflecting the best judgment of the Company’s senior management based upon current information and involve a number of risks and uncertainties. Certain factors that could affect the accuracy of such forward-looking statements are identified in the public filings made by the Company with the Securities and Exchange Commission, and forward-looking statements contained in this press release or in other public statements of the Company or its senior management should be considered in light of those factors. Specifically, with respect to statements relating to loan demand, growth and earnings potential, geographic expansion and the adequacy of the allowance for loan losses for the Company, these factors include, but are not limited to, the rate of growth (or lack thereof) in the economy generally and in the Bank’s and ALC’s service areas, the availability of quality loans in the Bank’s and ALC’s service areas, the relative strength and weakness in the consumer and commercial credit sectors and in the real estate markets and collateral values. There can be no assurance that such factors or other factors will not affect the accuracy of such forward-looking statements.